UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): October 5, 2005

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ruby Tuesday, Inc. 2003 Stock Incentive Plan

a)     On October 7, 2003, a majority of the shareholders of Ruby Tuesday, Inc. (the “Company”) approved the Company’s 2003 Stock Incentive Plan (the “Plan”). A copy of the Plan was filed as Annex A to the Company’s Proxy Statement for the 2003 Annual Meeting of Shareholders (the “Proxy Statement”), and as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 1, 2004 (the “Annual Report”). When the Plan was filed with the Securities and Exchange Commission as exhibits to the Proxy Statement and to the Annual Report, the restricted stock award form agreement to be used for future grants under the Plan to the Company’s officers and key employees was not included in such filings.

        Awards under the Plan are determined by a committee appointed by the Company’s Board of Directors (the “Committee”). The Committee has full authority in its discretion to determine the officers and key employees of the Company or its affiliates to whom awards will be granted and the terms and provisions of any awards subject to the terms of the Plan. All officers and key employees of the Company are eligible to participate in the Plan.

        The Plan permits the Committee to make awards of a variety of equity-based incentives, including stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”). The number of shares of Company common stock to which a Stock Incentive is granted and to whom any Stock Incentive is granted is determined by the Committee subject to the provisions of the Plan. Stock Incentives issuable under the Plan may be made exercisable or settled at such prices and may be made terminable upon such terms as are established by the Committee, to the extent not inconsistent with the terms of the Plan.

        On October 5, 2005, the Committee approved the use of the restricted stock award form agreement to be used in connection with a grant of Stock Incentives under the Plan to the Company’s executive officers and key employees of the Company and its affiliates, and this form agreement is filed as an exhibit under Item 9.01 of this Current Report on Form 8-K.

b)     In connection with the Company’s annual meeting of Shareholders, the Shareholders approved the first amendment to the Plan providing for an increase in the number of shares authorized for issuance by 2,800,000 shares.

Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (“DSOP”)

        On July 6, 2005, the Board of Directors approved amendments to the Company’s Stock Incentive and Deferred Compensation Plan for Directors to 1) increase each participating Directors’ target ownership level of Company common stock to $250,000; 2) provide that each participating Director must attain his or her target ownership level to remove restrictions on transfers imposed on annual stock option shares; 3) decrease the annual option grant from 10,000 options to 8,000 options 4) eliminate all deferrals of retainer compensation to purchase company common stock; and 5) provide for changes required by the American Jobs Creation Act of 2004.

        On October 5, 2005, the Compensation and Stock Option Committee of the Board of Directors of Ruby Tuesday, Inc. authorized, approved and adopted the use of the form of annual stock option award and the form of terms and conditions to the annual stock option award in connection with grants made pursuant to the Company’s Directors, and this form agreement is filed as an exhibit under Item 9.01 of this Current Report on Form 8-K.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARDS; TRANSFER OF LISTING.

The commentary to Section 303A.03 of the NYSE Listing Standards requires each listed company to disclose in its Proxy Statement the name of the Director chosen to preside in executive sessions of non-management Directors or, alternatively, the procedure by which a presiding Director is chosen for each session. The Company holds regularly scheduled executive sessions of non-management Directors, and the Chair of each committee of the Board of Directors rotates as Chair of regularly scheduled executive sessions; however, the Company inadvertently failed to identify this process in its Proxy Statement. On October 3, 2005, the Company notified the NYSE that it had discovered this omission. The Company will cure this noncompliance with the NYSE Listing Standards by including such disclosure in the Proxy Statement for its 2006 Annual Meeting of Shareholders.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (d) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Form of Restricted Stock Award and Terms and Conditions (2003 SIP)
10.2	Form of Stock Option (DSOP)

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
By: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: October 6, 2005